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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2004, except Note 15, as to which the date is February 18, 2004, relating to the financial statements and financial statement schedule, which appears in Vital Images, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
June 14, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM